Exhibit 4.1

COMMON STOCK                                                        COMMON STOCK
PAR VALUE $.01                               SEE REVERSE FOR CERTAIN DEFINITIONS
                                  AND INFORMATION REGARDING CERTAIN RESTRICTIONS


                                                           CUSIP
                            CNY FINANCIAL CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT



is the owner of:


FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.01 PAR VALUE PER SHARE OF CNY FINANCIAL CORPORATION (the Corporation").

This certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar. The shares represented by this Certificate are not a deposit or account and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         IN WITNESS THEREOF, CNY Financial Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:
        -------------------

                                       [SEAL}
-------------------------------------           --------------------------------
  President or Chairman of the Board            Secretary or Treasurer

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record thereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file at the principal executive offices of the Corporation), to all of which provisions the holder by acceptance hereof, assents.

The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that, except for certain exceptions set forth in said Certificate of Incorporation, in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions, pursuant to the Certificate of Incorporation or to amend certain provisions of the Certificate of Incorporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              TEN ENT - as tenants by the entirety

JT TEN - as joint tenants with right of survivorship and not as tenants in common


UNIF GIFTS MIN ACT - __________ custodian ____________ under Uniform Gifts to Minors Act_______
                      (Cust)                 (Minor)                                           (State)

UNIF TRANS MIN ACT -  ________ custodian   ___________ under Uniform Transfers to Minors Act _______
                      (Cust)                 (Minor)                                           (State)


Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF TRANSFEREE

--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

________________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED
      ------------------------                ----------------------------------
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:
                     ----------------------------------------------------

                    THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (SAVINGS BANKS, BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15